                                                                    Exhibit 12.1

c-quential

Statement Regarding Computation of Certain Ratios
--------------------------------------------------------------------------------
Kennedy Information Research Group
  The Global Consulting Marketplace: Key Data, Forecasts & Trends, 2000 Edition (page 59)

                                  1998   2003   CAGR   Comments
                                  ----   ----   ----   -------------------------
Communications                   $ 9.3  $19.8  16.3%   CAGR= ($19.8/$9.3) (1/5)* -1
High Technology                  $ 3.6  $ 8.0  17.3%   CAGR= ($8.0/$3.6) (1/5)* -1
Media/Entertainment/Publishing   $ 1.8  $ 2.9  10.0%   CAGR= ($2.9/$1.8) (1/5)* -1
                                 -----  -----  ----
   Total                         $14.7  $30.7  15.9%   CAGR= ($30.7/$14.8) (1/5)* -1
                                 =====  =====  ====

--------------------------------------------------------------------------------
International Data Corporation
   Worldwide IT Services Industry Forecast and Analysis, 1997-2004 by Sophie Mayo (page 52)


                                  1999   2004   CAGR   CAGR Calculation Formula
                                  ----   ----   ----   -------------------------
Internet Consulting Services     $16.0  $99.0  44.0%   CAGR=($99.0/$16.0) (1/5)* -1


--------------------------------------------------------------------------------
International Data Corporation
   Worldwide DSL Equipment Forecast and Market Review, 1998-2003 by Brad K. Baldwin (page 11 & 12)

   o "Total broadband share in 1999 will be an estimated 14-15% ...By 2003, this figure should reach 35-40%..." --page 12

                                  1999   2003   CAGR   CAGR Calculation Formula
                                  ----   ----   ----   -------------------------
Total Households with
Internet Access                     81    157   18.0%  CAGR= (157/81) (1/4)* -1

% Households with Broadband
Internet Access                   14.0%  35.0%         Represents the
                                                       conservative point of the
                                                       above-mentioned estimates
# of Households with Broadband
Internet Access                   11.3   55.0   48.4%  CAGR= (55.0/11.3) (1/4)* -1


* Superscript